Listing Report:Supplement No. 62 dated Sep 25, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 328230
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 36.62%	Starting monthly payment:	$678.54

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1996	Debt/Income ratio:	30%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	6y 1m
Amount delinquent:	$0	Revolving credit balance:	$13,608	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	95%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	13	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	JERRYF10	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING OFF CREDIT CARDS
Purpose of loan:
This loan will be used to pay off my student loan and credit cards.

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 3500

Monthly expenses: $
??Housing: $ 1687
??Insurance: $ no car
??Car expenses: $ no car
??Utilities: $ 250
??Phone, cable, internet: $ 120
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 329854
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 12.74%	Starting monthly payment:	$82.24

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-2005	Debt/Income ratio:	19%
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	2 / 2	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	4	Length of status:	3y 11m
Amount delinquent:	$0	Revolving credit balance:	$1,199	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	21%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	jcpballer	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buy a Kawasaki Ninja ex250
Purpose of loan:
This loan will be used to pay back my father for the Kawasaki Ninja 250 used for transportation to and from college.
My financial situation:
I am a good candidate for this loan because I was educated at young age to pay and honor all my bills and ensure I have no debt. My parents cover all my bills (cell phone, car insurance, school, etc.) I have a credit card that I use for personal purchases that I pay off every month. I am a part-time worker and a full time student. I have no problem paying this loan. I am a responsible student that makes the honor roll and has never had any problems with school or with getting in trouble. The bike was already purchased and delivered to my home. I am signed up for the Evergreen Safety Council for novice riders so I can learn safety instructions on a motorcycle while receiving my motorcycle endorsement.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418654
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 24.26%	Starting monthly payment:	$286.43

Auction yield range:	17.18% - 20.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Oct-1985	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	7 / 5	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	25	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$1,399	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	responsibility-firestarter	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
go to school for medical billing
I want to go to school for Medical Insurance Billing and Coding or Medical, Office Administration or Phlebotomy i need help?i have no money, but i cant start paying it back until i am out of school pay rent so i can have a place to stay while in school.? I want to go to western career college, boston reed, or heald business college This is?the school I would like to attend.? I currently attend everygreen?valley college finishing up my environmental science class two nights a week.? I really want to change careers really bad.? The job market is terrible and?in in my?field?Sr. Administrative Assistant, it isn't in high demand.? I need all the help and support I can get.? I will do whatever I can to work whatever job temp agencies and or retail is providing while I going to school.? However, I can't pay back until school is over and after I have gotten stable emploment.? While in school I would need help?rent and food.??Iam tired of being a poor person and bouncing around from job to job.? I need stability!? Please help!? I have given to so many people already and people have also given to me, but this job market, I am not gaining stable employment and I have lived in poverty my entire 35 yrs and well I am only 35 yrs old.? Single parent houshold 3 kids mom raised RIP Mom.? Some of us had more difficulties that others, but guess what she is still standing (I am still standing).? Obviously that makes me powerful and strong even though at times I am the weakest link.? I need better than what I am doing.? I need help!? I need a vacation!? In order to get there, I need new training and a different career better paying.?
Anything anyone can do to assist me would be great.? If you know of any other schools that are cheaper that would be great too.? I am really trying to make it and I am not sure what do at this moment but to keep it movin.? Have a blessed day!

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425744
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$795.20

Auction yield range:	17.18% - 24.00%	Estimated loss impact:	35.88%
Lender servicing fee:	1.00%	Estimated return:	-11.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jul-1981	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	800-820 (Sep-2009)	Current / open credit lines:	7 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	28	Length of status:	22y 11m
Amount delinquent:	$0	Revolving credit balance:	$1,313	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	14%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	9
Screen name:	top-favorite-duty	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Enhance Small Business
Purpose of loan:
This loan will be used to enhance my professional Healthcare Recruiting and Staffing firm.? I have been self employed for over 20 years?

My financial situation:
I am a good candidate for this loan because I have not other debt except for my mortgage and my Mastercard (bal $1100) and would have no problems paying back loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425766
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	May-1998	Debt/Income ratio:	31%
Credit score:	800-820 (Sep-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	6y 3m
Amount delinquent:	$0	Revolving credit balance:	$469	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	durability-flamenco	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchase 15 acres
Purpose of loan:
Our family found an incredible 15 acre property that we would like to build our dream home on in the future. This property is being offered at an unbelievable price in an area where acreage traditionally sells for 3 - 4 times this price. We have 33% of the asking price already saved in cash but need the remaining 20,000 to secure our dream.

My financial situation:
We started with attempting the traditional bank loan but quickly found out that banks currently want nothing to do with lending for land purchases. We found the traditional bank loans frustrating, especially when we proved we could make a 30% + down payment and could easily afford the monthly payments. Initially we planned on saving enough cash for a property purchase in a few years, we have already saved $10,000 +, but we came across a special piece of property at an unbelievable price that we just can't pass up if we are able to find the financing. We are responsible borrowers with stable?incomes?who would not attempt a loan that we could not afford.?Like may of the borrowers we are not looking to consolidate a debt that was the result of irresponsible spending and debt accumulation. We have always paid back every loan we have ever received and each and every investor can rest assured this is a 100% secure investment.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425778
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$1,061.29

Auction yield range:	17.18% - 29.00%	Estimated loss impact:	19.69%
Lender servicing fee:	1.00%	Estimated return:	9.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jan-1994	Debt/Income ratio:	45%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	22 / 20	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	50	Length of status:	11y 7m
Amount delinquent:	$0	Revolving credit balance:	$122,770	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	91%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	goodhearted-gain	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off my Credit Cards
Purpose of loan:
This loan will be used to pay off some credit cards that recently moved interest rates on me from 10% to 29%.? I used these credit cards wen adopting my son last year and did not realize the interest rates were going to sky rocket.

My financial situation:
I am a good candidate for this loan because I have a good job ironically with the Federal Reserve and have always had very long term steady employment.

Monthly net income: $ 6800

Monthly expenses: $
??Housing: $ 2000
??Insurance: $ 300
??Car expenses: $ 100?
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $ 400
??Credit cards and other loans: $ 2000
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425790
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Nov-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	2 / 2	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	13	Length of status:	4y 3m
Amount delinquent:	$150	Revolving credit balance:	$115	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	7	Homeownership:	No
Inquiries last 6m:	0
Screen name:	dime-achievement	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PC Console Gaming Center
Purpose of loan:
This loan will be used to secure a lease on a building to use for a pc console gaming center and used to purchase necessary equipment to start up the center.

My financial situation:
I am a good candidate for this loan because I am trustworthy and have been working as a freelance drafter for the past 2 years

Monthly net income: $ 2000

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 00
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425796
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 28.23%	Starting monthly payment:	$47.71

Auction yield range:	11.18% - 24.00%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1999	Debt/Income ratio:	16%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	9 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	12y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,631	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	97%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	11	Homeownership:	No
Inquiries last 6m:	0
Screen name:	affluence-cargo	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
holiday
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425814
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$474.98

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	May-1995	Debt/Income ratio:	34%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	14 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	11y 3m
Amount delinquent:	$0	Revolving credit balance:	$22,813	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	27%	Stated income:	$100,000+
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	7
Screen name:	gain-serrano	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Helping a sick relative
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan help with health care expenses for a sick relative?

Monthly net income: $ 6500

Monthly expenses: $ 2210
??Housing: $ 800
??Insurance: $ 120
??Car expenses: $ 170
??Utilities: $ 200
??Phone, cable, internet: $ 120
??Food, entertainment: $ 200
??Clothing, household expenses $?200
??Credit cards and other loans: $ 400
??Other expenses: $ Nil
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425832
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.38%	Starting borrower rate/APR:	28.38% / 30.73%	Starting monthly payment:	$290.98

Auction yield range:	11.18% - 27.38%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1996	Debt/Income ratio:	34%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	3y 11m
Amount delinquent:	$0	Revolving credit balance:	$47,772	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	123happy	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	660-680 (Latest)
Principal borrowed:	$3,900.00	< mo. late:	0 ( 0% )	640-660 (Aug-2009) 660-680 (Jul-2009) 640-660 (Jul-2008)
Principal balance:	$2,636.76	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
2nd Prosper Loan, thank you
Purpose of loan:
This loan will be used to? Pay? some doctor bills from my husbands surgery and pay off some credit cards

My financial situation:
I am a good candidate for this loan because? I always pay my bills and have a good, stable job.

Monthly net income: $ 2,900.00

Monthly expenses: $
??Housing: $ 500.
??Insurance: $ 50.
??Car expenses: $ 50.
??Utilities: $ 50.
??Phone, cable, internet: $ 50.
??Food, entertainment: $ 100.
??Clothing, household expenses $ 50.
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425834
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.50%	Starting borrower rate/APR:	18.50% / 20.72%	Starting monthly payment:	$546.06

Auction yield range:	17.18% - 17.50%	Estimated loss impact:	18.97%
Lender servicing fee:	1.00%	Estimated return:	-1.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-1990	Debt/Income ratio:	Not calculated
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	5 / 5	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	12	Length of status:	4y 2m
Amount delinquent:	$0	Revolving credit balance:	$13,663	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	otterhollow	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Hello!
Thank you for your interest!? A little about us:? My husband and I have been married for 17 years, and we have two wonderful children.? Our son is nine and our daughter is four.? We have lived at our current residence for almost 13 years.? My husband is employed as a manager and likes to stay involved with our church.? In addition to substituting, I also volunteer and work with several committees at our children's school.? We also serve as a foster home for animal rescues.? Our dogs all came from humble backgrounds and are very accepting of those that need a little TLC before finding their forever home.? We are not an extravagant family.? We try to live frugally and very much like to pay off our debts early.? Our house is now totally paid for, so there is no mortgage.?

A few years ago, our daughter developed some health issues - nothing life threatening yet still quite serious.? She had one stay in the hospital, and this past year had a surgery in October and another in December.? In between were all the doctor visits.? Thankfully, she is now getting better.? However, some of the bills and car repairs from driving everywhere were placed on several credit cards.? We are paying all of our bills on time but are paying so much in interest that we are not really getting anywhere and are throwing away perfectly good money on, essentially, nothing.?

By consolidating our credit card debt, the money saved will be able to take care of some much needed house repairs, and we will be able to save up for school essentials for the kids.? We will also be able to say goodbye to two very wicked credit card companies forever.

Thank you for your time and consideration!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425840
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$301.86

Auction yield range:	11.18% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1992	Debt/Income ratio:	53%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	17 / 16	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	58	Length of status:	7y 6m
Amount delinquent:	$63	Revolving credit balance:	$59,645	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	new-vivid-wampum	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off an IRS debt
Purpose of loan:
This loan will be used to pay off an IRS tax debt from when I opened my first business.??This is the last amount that I need and I hope they will waive my penalties and most of the interest.???

My financial situation:
I am a good candidate for this loan because I pay my bills on time.? I do utilize a lot of credit but I have a great history of on time payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425844
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.68%	Starting borrower rate/APR:	23.68% / 25.97%	Starting monthly payment:	$136.73

Auction yield range:	8.18% - 22.68%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1977	Debt/Income ratio:	322%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	9 / 9	Employment status:	Retired
Now delinquent:	0	Total credit lines:	34	Length of status:	7y 10m
Amount delinquent:	$0	Revolving credit balance:	$13,553	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	65%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	impressive-justice7	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Legal Retainer - Child Custody
Purpose of loan:
This loan will used as a retainer for a lawyer in a custody hearing for my grandson.? If you could see my son with his child you would know that he has been the primary caretaker.? His wife, whom he is now separated from, has?filed for?minimal visitation for my son including no holidays and only a 3 day vacation.? Although my son is willing to watch the baby on several of her work nights, she has opted to reduce her work schedule to 2 days a week so that she will be eligible for welfare and hopefully getting more child support from my son.? She is doing all this to spite my son rather than looking out for the welfare of the child.?

My financial situation:
I am a good candidate for this loan because I have always met my financial obligations.? Even in these trying times, I have never defaulted.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425848
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	23.00%	Starting borrower rate/APR:	24.00% / 26.29%	Starting monthly payment:	$78.47

Auction yield range:	17.18% - 23.00%	Estimated loss impact:	19.32%
Lender servicing fee:	1.00%	Estimated return:	3.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Nov-2003	Debt/Income ratio:	11%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	7 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$396	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	39%	Stated income:	$1-$24,999
Delinquencies in last 7y:	13	Homeownership:	No
Inquiries last 6m:	4
Screen name:	money-friend2	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
helping out my future in-laws
Purpose of loan:
This loan will be used to? help my future mother in-law and father in-law.

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 1300.00????

Monthly expenses: $
??Housing: $ 400.00
??Insurance: $ 100.00
??Car expenses: $ 0.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 0.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425852
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$866.63

Auction yield range:	8.18% - 14.00%	Estimated loss impact:	6.51%
Lender servicing fee:	1.00%	Estimated return:	7.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jan-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	840-860 (Sep-2009)	Current / open credit lines:	9 / 8	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	32	Length of status:	0y 6m
Amount delinquent:	$0	Revolving credit balance:	$1,028	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	felicity-bell	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Start a New Restaurant
Purpose of loan:
I am opening a new restaurant.? Proceeds go toward build-out cost.

My financial situation:
I am a good candidate for this loan because
1, I have already owned 2 restaurants, which I sold for a good profit.? This is my third restaurant.
2, This is an excellent location in a town center with major retailers and huge grocery store
3, I am taking over a closed restaurant with almost everything already built.? This closed restaurant was in between by 2 highly successful restaurants of entirely different concepts.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425858
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.38%	Starting borrower rate/APR:	32.38% / 34.79%	Starting monthly payment:	$328.24

Auction yield range:	11.18% - 31.38%	Estimated loss impact:	10.80%
Lender servicing fee:	1.00%	Estimated return:	20.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1995	Debt/Income ratio:	43%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	21y 4m
Amount delinquent:	$0	Revolving credit balance:	$22,030	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	btsjr61	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	660-680 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	660-680 (Jan-2008)
Principal balance:	$3,620.51	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Paying off High Line of Credit
Purpose of loan:
This loan will be used to? pay off a 2 high finance charged line fo credit, once paid off these accounts will be?closed as I will no longer have a need for them. Even at a higher interested rate that I have posted the payments will still be less than my current payments.

My financial situation:
I am a good candidate for this loan because? the monthly payments will fit into my monthy budget and get ride of the high line of credit charges. And if you look at my past history I have paid on time ALL of my debts.

Monthly net income: $ 3119.02

Monthly expenses: $?2141.12
??Housing: $
??Insurance: $ 99.00
??Car expenses: $ 430.13
??Utilities: 250.00
??Phone, cable, internet: $ 17.99
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 694.00
??Other expenses: $ 300.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425864
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$18,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$836.87

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	3 / 3	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	4	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$7,274	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	25%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	careful-income8	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Holiday Inventory for Busy Shop
Purpose of the Loan

We are opening a game store in New York City and have obtained or supplied funding for every aspect but would like a loan to help with inventory for the holiday season.

These are Not Classic Games - These are Games Worth PlayingOur Market is New York City
Board games have been a part of people?s pasttimes since the earliest days of civilization. They appeal to anyone, from the hyper competitive to relaxed chit-chatter.? We are not selling ?classic? games - rather an up and coming product segment known as designer games.

New York is the perfect market because the demographic supports finding new and interesting forms of entertainment, is generally wealthy enough and pursues of a sense of luxury and uniqueness. There is only one game store in New York City and it's a little dark and dirty, closes early and is generally disliked even by the gaming community.

Our Initial Location is Highly Trafficked with Strong Buying Sentiment
In New York City several of our parks host Holiday Shops - villages of boutique stores. Our store will be set up in the nicest of these villages that is also home to a popular ice skating rink in the city.? Our location is very good - positioned near both a park entrance and the exit from the skating rink - and we expect to have a lot of traffic and high sales.

Financial Strength
This loan is for inventory. Because of high traffic expectations we are planning on front-loading our inventory to ensure we have plenty of supply. Even in a worst case scenario, the inventory can be sold off at discount and still repay the loan.? This is not our first business.We have the financial support of our other business and a family member to pay rent and other expenses.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425878
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jul-1984	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	12 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	36	Length of status:	14y 10m
Amount delinquent:	$0	Revolving credit balance:	$41,846	Occupation:	Professional
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	96%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	impressive-worth4	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal debt consolidation
Purpose of loan:
I will use the loan to?pay down other debt to?improve my?debt-to-credit ratio in preparation for a jumbo-sized mortgage refinance in 1Q 2010.???
.?
My financial situation:
I am a?unique candidate for this loan because I have high income - $300,000.00?annually?-?that is documented with IRS 1040s and current year P&L that is certified by CPA. I own a consulting business that continues to grow.? All personal credit lines have been used and accessed?to 1) fund cash flow needs associated with this growth and 2) pay for extraordinary medical expenses for a family medical situation in late 2007 and early 2008. With the assistance of this loan, I expect to improve my credit score.? This will?will save us between $1,500-2,100 per month on our mortgage after refinancing.?

Monthly net income: $ 25,000.00

Monthly expenses: $
??Housing: $ 7,800 (mortgage and taxes)
??Insurance: $ 300
??Car expenses: $ 1,500 (both paid out of businesses pre-tax)
??Utilities: $ 750
??Phone, cable, internet: $ 250
??Food, entertainment: $ 2,000
??Clothing, household expenses $ 1,000
??Credit cards and other loans: $ 3,000
??Other expenses: $ 3,000 (second home purchased for business use included)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425884
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	14.18%	Starting borrower rate/APR:	15.18% / 17.35%	Starting monthly payment:	$868.84

Auction yield range:	14.18% - 14.18%	Estimated loss impact:	14.61%
Lender servicing fee:	1.00%	Estimated return:	-0.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Feb-1988	Debt/Income ratio:	41%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	22 / 22	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	50	Length of status:	13y 11m
Amount delinquent:	$0	Revolving credit balance:	$63,749	Occupation:	Flight Attendant
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	capital-exchanger2	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off credit card debt?

My financial situation:
I am a good candidate for this loan because I have been with my current employer now for fourteen years.? I work hard and I am current with all of my bills, I even pay more than the minimum due each month, however the credit card companies have been playing thier game of "let's lower the credit limit and make it look like he's maxed out and then we can raise the interest rates and double the minumum payment".? I have been paying down my debt, but it is a slow process with the interest rates changing every couple of months.?????

Monthly net income: $ 4500.00

Monthly expenses: $ 3932.00
??Housing: $ 1620.00
??Insurance: $ 102.00
??Car expenses: $ 75.00
??Utilities: $ 325.00
??Phone, cable, internet: $ 160.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 150.00?
??Credit cards and other loans: $ 1250.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425888
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Oct-1997	Debt/Income ratio:	50%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	12 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	34	Length of status:	15y 6m
Amount delinquent:	$20	Revolving credit balance:	$2,261	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Homeownership:	No
Inquiries last 6m:	1
Screen name:	crywoo35	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
3rd listing.. Pay off my debit
Purpose of loan:
To pay my credit cards and a couple small bills off. ?

My financial situation: I dont understand why i'm a HR this time.. I was a E last listing and a D the time before that..
I have worked for the state for 15 1/2 years. A few years ago my husband was in a auto accident and we lost everything. Since the accident we have tried so hard to rebuild our credit, and slowly it has been improving. All we ask is for someone to give us a chance to prove we deserve a second chance. We pay all?our bills on time. Thank you so much for considering our loan..I would like to say thanks to the biders on my last listing.. Trying for that 100% this time..

Monthly net income: $ 5700.00 ( including husbands income )

Monthly expenses: $

??Housing: $ No rent
??Insurance: $ 450
??Car expenses: $ 744
??Utilities: $ 350
??Phone, cable, internet: $400
??Food, entertainment, grocerys: $ 800
??Clothing, household expenses $?500
??Credit cards and other loans: $ 900
??Other expenses: $ 300 ( daughter in private school )
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425894
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 14.92%	Starting monthly payment:	$32.90

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	9 / 7	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	19	Length of status:	3y 5m
Amount delinquent:	$0	Revolving credit balance:	$9,613	Occupation:	Food Service
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	80%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	7eventy7even	Borrower's state:	Arizona	Borrower's group:	Food Concessions Companies
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Capital to buy carts and resell
Purpose of loan:
To purchase used carts at a discount and resell for 50% profit.

My financial situation:
In business 3 & 1/2 years and no late payments.

Monthly net income: $ 5000

Monthly expenses: $
??Housing: $?1,250????
??Insurance: $ 150
??Car expenses: $500?????
??Utilities: $ 300
??Phone, cable, internet: $?95????
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 350????
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425908
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 12.11%	Starting monthly payment:	$484.01

Auction yield range:	8.18% - 9.00%	Estimated loss impact:	7.18%
Lender servicing fee:	1.00%	Estimated return:	1.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1992	Debt/Income ratio:	24%
Credit score:	760-780 (Sep-2009)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	4y 3m
Amount delinquent:	$0	Revolving credit balance:	$40,785	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	39%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	CrossCT	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
The purpose of this loan is to consolidate several debts incurred over the last few years for home improvements and education. I have very good credit and my household is in very good financial condition. Thanks for considering!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425914
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	14.18% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-2005	Debt/Income ratio:	21%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	4 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	4	Length of status:	3y 4m
Amount delinquent:	$0	Revolving credit balance:	$8,273	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	income-tranquility	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a used car for my family
Purpose of loan:
This loan will be used to??
Purchase a dependable vehicle for my family and I.? I recently had the engine go out?on my 02' Envoy.?
My financial situation:
I am a good candidate for this loan because?
I work hard and pay my bills on time.?I initially came to this site to consolidate my credit card debt and unfortunately had my engine in my truck?fail on me.?I would love to just fix my truck but I've already changed just about everything under it's hood twice.? At least it seems like it anyway!!!
Monthly net income: $ 6200

Monthly expenses: $
??Housing: $?2000
??Insurance: $ 400 (life, auto, home)
??Car expenses: $
??Utilities: $?600
??Phone, cable, internet: $ 200
??Food, entertainment: $ Clothing, household expenses $?1000.00
??Credit cards and other loans:?$1000
??Other expenses:?
?????????????????????????????????????? 1000.00+(left)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425617
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$263.35

Auction yield range:	3.18% - 10.38%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-1999	Debt/Income ratio:	8%
Credit score:	800-820 (Sep-2009)	Current / open credit lines:	9 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	4y 9m
Amount delinquent:	$0	Revolving credit balance:	$3,544	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	11%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	meteoric-silver	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit card
Purpose of loan:
My wife and I did some home improvements last year and refinanced our home in Feb ?09 in order to take advantage of a 4.8% 30 year fixed rate mortgage (we paid closing costs out of pocket.) We?ve got about $10,000 in credit card debt left over from those things, and I thought I?d try out Prosper, to get a lower rate of interest while we pay this balance off over time.My financial situation:

I am a good candidate for this loan because:
We?ve got about $40,000 in cash and a good monthly net income, but it?s tied up in a house that we are fixing and flipping with my brother. We are set to sell it on Sept 30th, with a really good profit, and we plan to buy another fixer upper right away. The rate of return we get from doing fix and flips far outweighs credit card interest, so that?s why we?re not using our money to pay of the credit card as quickly. We?ve both got very stable jobs, and we always pay what we owe.

Monthly net income: $6,300
Monthly expenses: $?5,200
?Housing/Utilities $1,600
?Car Expense $500
?Household $500
?Groceries/Eating out $800
?Charity $600
?Vacations/entertainment/clothes $700
?Retirement $500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425769
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$123.09

Auction yield range:	11.18% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1990	Debt/Income ratio:	7%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	5 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	12y 5m
Amount delinquent:	$0	Revolving credit balance:	$3,258	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	0
Screen name:	generous-revenue	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Mac to Create iPhone apps
Purpose of Loan:? This loan will be used to purchase a Mac laptop and technical guide books for developing iPhone apps.? I have entered into an agreement with another company where I will develop application using their content.? Fifty 50% of the profit from these apps will go toward loan repayment.
I am a good candidate for this loan because there are no apps of this type currently available. Additionally, a national sponser will be promoting these apps for use to train for their races, increasing the take-rate.? Finally, my regular full-time position is in a very strong industry where I receive regular raises and bonuses which will also go toward loan repayment.
Monthly Net Income: $4,400.? This is my net incoming only
Monthly expenses: $5,200 These expenses are shared with my husband
Housing: $ 1,400
Insurance: $ 150
Car expenses: $ 200
Utilities: $ 450
Phone, cable, internet: $ 250
Food: $ 600
Household expenses: $ 300
Credit cards and other loans: $ 500
Daycare $ 1,350
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425775
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	25.56%	Starting borrower rate/APR:	26.56% / 28.89%	Starting monthly payment:	$487.07

Auction yield range:	8.18% - 25.56%	Estimated loss impact:	9.11%
Lender servicing fee:	1.00%	Estimated return:	16.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-1996	Debt/Income ratio:	12%
Credit score:	780-800 (Sep-2009)	Current / open credit lines:	15 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	39	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$600	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	15%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	blue-loyalty-resonance	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Not from TX but "bought" here as...
I wasn't born in Texas, but I "bought" here as soon as I could.

My wife and I met just before we moved to TX.? We bought a house in Houston in 2004 to make a start here.? The house purchase was a financial mistake which?contributed to?financial challenges for several years.? We finally decided to sell in the hopes of making a new start, despite owing more than the house was likely to sell for.

We quickly found buyers who made an offer that was lower than we wanted, but which was fair given other properties in the area.? We knew we would need to come up with additional funds, but we had access to a line of credit which was more than the amount we needed.? Without checking into the details as closely as we should have done, we signed the contract.

As it turned out, our line of credit was no longer able to be used.? We had closed a series of accounts the year prior during the consideration phase of engaging in a debt management program.? We?didn't use?the debt management program, but the proposal process they used closed all of our accounts.

At this time, we are legally bound to sell the house.? Without?the additional 12,000 we're looking for, we won't be able to sell.? Research has told us that we'll be facing very serious consequences if we can't go through with the contract.

My wife and I have combined income near $200,000 and unsecured debt just over $50,000.? Most of that debt was incurred in the years prior to my wife returning to work.? We have significant means to repay with her new income.? By fulfilling this contract, we'll have even more available.

I hope that you will consider helping us by bidding on our loan.

Many thanks,
A Texan
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425787
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,900.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$77.96

Auction yield range:	11.18% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Oct-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	20 / 19	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	35	Length of status:	2y 2m
Amount delinquent:	$0	Revolving credit balance:	$20,626	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	65%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	5	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	CourtClerk31	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Roof Repair
Purpose of loan:
This loan will be used to? finish paying for a new roof for our home.?I have already paid for approximately 70 percent of the cost of the new roof and all I need is the remaining balance of approximately $1900 to complete the process.

My financial situation:
I am a good candidate for this loan because? I am very meticulous about making sure that all of my payments are made in a timely, efficient manner. I am also a very hard worker and a diligent record keeper.

Monthly net income: $ 6800

Monthly expenses: $
??Housing: $ 863
??Insurance: $ 151
??Car expenses: $ 100
??Utilities: $ 200
??Phone, cable, internet: $ 200?
??Food, entertainment: $ 400
??Clothing, household expenses $ 240?
??Credit cards and other loans: $ 600
??Other expenses: $ 150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425793
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1997	Debt/Income ratio:	37%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	3y 10m
Amount delinquent:	$0	Revolving credit balance:	$6,580	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	94%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	enchanted-justice	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement Project
Purpose of loan:
This loan will be used to? allow us to make home improvements and more.? We have a rather unique situation that we hope you'll consider: My elderly widowed mother-in-law currently lives by herself in a rural area nearby on 4.5 acres and in a house that is increasingly in need of repairs.? She is in good health (breast cancer survivor for almost 10 years!) but due to natural aging she is in greater need of us to help her around the house.? We are in the process of repairing and remodeling her place so that we can sell it so that she can live with us.? Also, my husband & I are living in a small, cramped apartment and are wanting to start a family and have children but we have no room where we are.? By selling the house (which does not have a mortgage against it) we can take the proceeds, coupled with our rent money, and buy a modest place (in this great buyers market) that will be suitable for the three of us and to raise a child or two.? This loan will allow us to finish the improvements and repairs to the house.? We are currently remodeling the kitchen, including replacing the cabinets (which are deteriorating and coming off the hinges), and are wanting to do some painting and other repairs as well.? Some small amount of this loan may also be used for husband's dental work (crown and possible root canal) and for car repairs.? My husband is currently self-employed making money doing computer work, but his income is not steady right now.? This listing is based on my own income at my steady job, not including anything from my husband's work (which would add to our overall income).? My mother-in-law will also be contributing to pay back this loan.? Actually, we plan to pay off this loan within a few months (toward the end of this year or maybe early next year) after we finish making the improvements & repairs and then selling the house.? Once we sell the house we would easily have the means and would be eager to pay back this loan in full.

My financial situation:
I am a good candidate for this loan because? I have stable employment.? I am very frugal and careful with my expenses.? I have never defaulted or been late on any bills or payments of any kind.? I would never ask for a loan unless I absolutely expected to be able to pay it back.? I just need a little help temporarily.

Monthly net income: $ 2600 (household)

Monthly expenses: $ 2195
??Housing: $ 695
??Insurance: $ 450 (health, auto, & life)
??Car expenses: $ 100 (fuel)
??Utilities: $ 100
??Phone, cable, internet: $?50
??Food, entertainment: $ 100
??Clothing, household expenses $ 35
??Credit cards and other loans: $ 625
??Other expenses: $ 40
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425811
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Apr-1998	Debt/Income ratio:	12%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	4 / 3	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	20	Length of status:	2y 3m
Amount delinquent:	$1,505	Revolving credit balance:	$21,395	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	top-note-scientist	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Looking to grow our family business
Purpose of loan:
I am a proud father of 5 looking to develop a small business with the help of my wife.? We are both Engineers, but my wife now stays home to care for our young children.? We do not currently have the means to finance our plans without the help of a modest loan.? We are looking to finalize our plan to roll out a service based maintenance solution for companies that are looking to become visually managed and better rooted in standardization.? We have finalized much of the work and only require a small loan to execute our plan!

My financial situation:
I am a responsible, hard working middle class family man that is proud to boast a solid reputation for following up on my commitments.? I am focused on paying any debts to my prospective lenders before claiming any profit whatsoever.? I plan to make the first money in be the first money returned, no exceptions!

Monthly net income: $ 5000????????

Monthly expenses: $
??Housing: $ 960????
??Insurance: $ 120
??Car expenses: $ 320
??Utilities: $ 300
??Phone, cable, internet: $ 100
??Food, entertainment: $ 500
??Clothing, household expenses $?250
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425823
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	14.18% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Apr-2002	Debt/Income ratio:	29%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	8y 5m
Amount delinquent:	$0	Revolving credit balance:	$7,255	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	85%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	willgerm	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	640-660 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	620-640 (Mar-2008) 620-640 (Nov-2007)
Principal balance:	$1,395.23	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
debt consolidation
Purpose of loan:
looking to consolidate my bills and pay off and cancel my 2 credit cards, and pay off a personal loan. hoping to save some intrest along the way,My car is paid off and in no need for replacing, this loan will save me around $190 a month.?This is my second?loan with prosper,( perfect pay history on the first) ?and i look forward to building a great history with this membership.?

My financial situation:
I recently received a cost of living increase, but i need to lower my monthly payments.
Monthly net income: $ 1200

Monthly expenses: $
??Housing: $ 360?
??Insurance: $ 79
??Car expenses: $?100
??Utilities: $ 96
??Phone, cable, internet: $?33
??Food, entertainment: $ 180
??Clothing, household expenses $ 40
??Credit cards and other loans: $ 92
??Other expenses: $22
prosper loan if funded $190
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425829
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Feb-1996	Debt/Income ratio:	9%
Credit score:	620-640 (Sep-2009)	Current / open credit lines:	3 / 4	Employment status:	Full-time employee
Now delinquent:	6	Total credit lines:	23	Length of status:	11y 0m
Amount delinquent:	$20,851	Revolving credit balance:	$0	Occupation:	Chemist
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	28	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	polymerman722	Borrower's state:	NorthCarolina	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	34 ( 100% )	620-640 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	620-640 (Oct-2006) 600-620 (Oct-2006)
Principal balance:	$68.27	1+ mo. late:	0 ( 0% )
Total payments billed:	34
Description
pay off payday loans
I am requesting this loan to pay off 2 small payday loans that I have and the payments are really high.?? I would like to get these loans paid off and over with.I am 41years old and have worked for?11 years on my job as a chemist.???I have had a loan with Prosper and my history with them has been good.? I would like to be considered for another loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425831
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1996	Debt/Income ratio:	40%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	14	Length of status:	4y 11m
Amount delinquent:	$761	Revolving credit balance:	$1,449	Occupation:	Clerical
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	64%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	0
Screen name:	dmctsmkt	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	36 ( 100% )	680-700 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	560-580 (Aug-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Go back to School!
Purpose of loan:
This loan will be used to pay off some debt & have some to return to school to finish my degree!!

My financial situation:
I am a good candidate for this loan because I have successfully paid off one loan and will be able to make more money once I finish my degree.

Monthly net income: $ 2270

Monthly expenses: $
??Housing: $ 360
??Insurance: $ 75
??Car expenses: $?100
??Utilities: $ 50
??Phone, cable, internet: $ 50
??Food, entertainment: $ 50
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 50
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425837
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	3.90%	Starting borrower rate/APR:	4.90% / 6.94%	Starting monthly payment:	$299.26

Auction yield range:	3.18% - 3.90%	Estimated loss impact:	1.49%
Lender servicing fee:	1.00%	Estimated return:	2.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1994	Debt/Income ratio:	18%
Credit score:	800-820 (Sep-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	5y 5m
Amount delinquent:	$0	Revolving credit balance:	$16,619	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	29%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	authentic-interest	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Consolidation
Purpose of loan:
This loan will be used to consolidate credit card debt.

My financial situation:
I am a good candidate for this loan because I have an excellent credit score and a history of timely payments with every account I have.

I have a credit card rate right now of 11.07%,?the lowest available according to the Bank of America representative I just got off the phone with. However, Bank of America will not lower?the rate?for me so I told them I would go elsewhere.?I don't want to play games with balance transfer fees,?introductory APR's, or opening another credit card. The rate on the card was fixed at 5.9% through MBNA before Bank of America bought them out and raised my rate. Ideally I would like to get?it lower than this with?Prosper and just pay it off.

I realize that my rate request is one of the lowest requested, but you couldn't find a safer place or person to invest on.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425841
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$733.12

Auction yield range:	17.18% - 18.00%	Estimated loss impact:	19.00%
Lender servicing fee:	1.00%	Estimated return:	-1.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1995	Debt/Income ratio:	40%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	20 / 19	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	49	Length of status:	8y 9m
Amount delinquent:	$0	Revolving credit balance:	$53,950	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	85%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	solstice5	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off all my credit card debt
Purpose of loan:
This loan will be used to? pay off all?my high-interest credit card debt and make one lower monthly payment thru lenders here

My financial situation:
I am a good candidate for this loan because?? I have a full-time?and very stable job.? Although I make a good living,??I recognize that Iihave? a?spending problem and would seriously like to address it before it's too late.??I?would like to be debt-free by paying?off?all my debt in full and not walk away from it.?? I've been?down that road before and?I know what it was like to have a tarnished credit history.?? ?

Monthly net income: $ 75000

Monthly expenses: $
??Housing: $ 1200????
??Insurance: $ 240
??Car expenses: $?990?
??Utilities: $?200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 100?
??Credit cards and other loans: $? 2000??
??Other expenses: $ 550
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425845
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jun-1982	Debt/Income ratio:	30%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	45	Length of status:	13y 3m
Amount delinquent:	$3,715	Revolving credit balance:	$9,770	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	4	Homeownership:	No
Inquiries last 6m:	8
Screen name:	gman5150	Borrower's state:	California	Borrower's group:	Brighter Financial Future
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	600-620 (Latest)
Principal borrowed:	$2,601.00	< mo. late:	0 ( 0% )	600-620 (May-2009) 600-620 (Nov-2007) 560-580 (Jul-2007) 560-580 (Jun-2007)
Principal balance:	$1,212.74	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Consolidate Credit Cards... I Pay
Purpose of loan:
I want to consolidate my previous prosper loan and credit cards, so?I?can afford an engagment?ring.?

I currently have a Prosper loan?and some credit cards?i want to consolidate together.??I have had no?late payments with my prosper account in the past and wish to consolidate my?low?balance credit cards.?? My credit score overall has improved sense my previous loan.?? Since my last loan i payed off 2 credit cards, a payday loan with an interest rate of 39% and my auto loan of $500 a month.??

Monthly net income: $ 4,535
Monthly expenses: $???
Housing: $?300??
Insurance: $ 143????
Utilities: $ 105??
Phone, cable, internet: $ 100???
Food, entertainment: $ 200??
Clothing, household expenses $ 75??
Credit cards and other loans: $ 250??
Child Support: $?500?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425849
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Sep-1990	Debt/Income ratio:	66%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	25	Length of status:	4y 4m
Amount delinquent:	$50	Revolving credit balance:	$0	Occupation:	Teacher's Aide
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	10	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	vivacious-capital2	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Education is important to me
Purpose of loan:
This loan will be used to? Pay for the taxes on my house at the end of the year. I am currently in school working on my first undergraduate degree in Elementary Education. This money will help pay for books and other school supply items. Finally, during the month of March, I would like to send my daughter on a week long college tour where she, and other high school students will visit 7 to 8 colleges. This would be a wonderful opportunity for her to experience and gain knowledge as she begins the next phase of her life.

financial situation:
I am a good candidate for this loan because? I will use the monies wisely, and it will benefit not just myself, but my family as well. I will complete my undergraduate degree program in two years. With a salary increase, I will be able to repay my loan before the end of the term.I also have the ability to repay because my husband pays the majority of the household expenses. Finally, my desire is to increase my credit score by paying this loan on time and ahead of time.

Monthly net income: $ 1460

Monthly expenses: $
??Housing: $ 888
??Insurance: $ 120
??Car expenses: $ 400
??Utilities: $ 200
??Phone, cable, internet: $ 74
??Food, entertainment: $ 75
??Clothing, household expenses $200
??Credit cards and other loans: $ 550
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425851
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,100.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	13.02%	Starting borrower rate/APR:	14.02% / 17.33%	Starting monthly payment:	$37.61

Auction yield range:	4.18% - 13.02%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	10.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jul-1999	Debt/Income ratio:	57%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	7 / 5	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	7y 5m
Amount delinquent:	$0	Revolving credit balance:	$36,038	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Wise_use	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off revolving debt
Purpose of loan:
This loan will be used to consolidate higher interest credit card debt, and once paid down do not intend to use the now available revolving debt.

My financial situation:
I am a good candidate for this loan because I have a long track record of paying off my debt. ????

Monthly net income: $ 2200

Monthly expenses: $
??Housing: $ 100
??Insurance: $ 120
??Car expenses: $ 80
??Utilities: $ 50
??Phone, cable, internet: $ 100
??Food, entertainment: $ 250
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 940

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425855
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	19.70%	Starting borrower rate/APR:	20.70% / 22.95%	Starting monthly payment:	$187.61

Auction yield range:	6.18% - 19.70%	Estimated loss impact:	5.35%
Lender servicing fee:	1.00%	Estimated return:	14.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1989	Debt/Income ratio:	10%
Credit score:	760-780 (Sep-2009)	Current / open credit lines:	18 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	3y 6m
Amount delinquent:	$0	Revolving credit balance:	$50,866	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	cash-comet3	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to? Pay off high interest debt

My financial situation:
I am a good candidate for this loan because? I have a good solid income source and have never ever been late on a payment. Recently credit card companies have increased my interest rates significantly even though I have never been late.?I take great pride in my payment history and want this to continue. According to this site my credit score is 760-780 because of my long record of paying on time. The issue is the amount of debt?I currently have. This is a good way to make a very good return on a short term risk.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425861
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,300.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.99%	Starting borrower rate/APR:	11.99% / 14.12%	Starting monthly payment:	$76.38

Auction yield range:	4.18% - 10.99%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	8.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	May-1996	Debt/Income ratio:	36%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	21 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	54	Length of status:	11y 6m
Amount delinquent:	$0	Revolving credit balance:	$45,454	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	red-proud-kindness	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Unexpected Bill
Purpose of loan:
This loan will be used to pay an unexpected bill that I received this last month.? I am a good candidate for this loan because I will have no trouble paying it back and have rarely been late making any of my payments to anyone...I make around 72,000 a year and just dont have the 2,200 after having a tough financial year where saving was out of the question...

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425863
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.50%	Starting borrower rate/APR:	12.50% / 14.64%	Starting monthly payment:	$334.54

Auction yield range:	11.18% - 11.50%	Estimated loss impact:	10.24%
Lender servicing fee:	1.00%	Estimated return:	1.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-2001	Debt/Income ratio:	Not calculated
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	10 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	1y 11m
Amount delinquent:	$0	Revolving credit balance:	$9,400	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	40%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	thoughtful-leverage0	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Ken Pal Loan
Purpose of loan:
This loan wil be used to pay off a previous personal loan that is half way paid in addition to three credit cards they added up a little faster than expected due to some

My financial situation:
I am a good candidate for this loan because i have never missed or been late on any kind of payment.?

Monthly net income: $ 4583

Monthly expenses: $
??Housing: $ 800
??Insurance: $ 110
??Car expenses: $330
??Utilities: $ 120
??Phone, cable, internet: $ 100
??Food, entertainment: $ 120
??Clothing, household expenses $ 20
??Credit cards and other loans: $ 0
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425867
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,850.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$83.69

Auction yield range:	14.18% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1997	Debt/Income ratio:	Not calculated
Credit score:	620-640 (Sep-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$6,121	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	truth-star	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	3 ( 100% )	620-640 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	620-640 (Jul-2009) 600-620 (Sep-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	3
Description
Pay off credit cards
Purpose of loan:
This loan will be used to? pay off high interest credit cards.? Had job lay-off, earlier in the year and had to use credit cards to keep things going.? I would like to pay them off.

My financial situation:
I am a good candidate for this loan because? never had a debt that I didn't repay.? Have a full-time job that I absolutely love, work all scheduled time and OT when available.? Not monetarily responsible for anyone but myself and my dog.?

Monthly net income: $ 3000.00

Monthly expenses: $
??Housing: $ 600
??Insurance: $135
??Car expenses: $ 350
??Utilities: $ 207
??Phone, cable, internet: $325
??Food, entertainment: $100
??Clothing, household expenses $ 50
??Credit cards and other loans: $200
??Other expenses: $50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425873
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 24.21%	Starting monthly payment:	$45.25

Auction yield range:	8.18% - 20.06%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Apr-1988	Debt/Income ratio:	32%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	7 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	23y 8m
Amount delinquent:	$0	Revolving credit balance:	$8,883	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	91%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	stevwill	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	640-660 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	640-660 (Aug-2009) 620-640 (Apr-2008) 580-600 (Feb-2008)
Principal balance:	$1,530.36	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
home improvement....new paint and c
Purpose of loan:
This loan will be used to? paint and repair gutters on my house

My financial situation:
I am a good candidate for this loan because? i have paid off over half of my first prosper loan with no missed or late payments. need to improve house condition before getting home equity loan to pay off my two remaining credit cards.

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 501
??Insurance: $ 170
??Car expenses: $ 305
??Utilities: $ 120
??Phone, cable, internet: $ 30
??Food, entertainment: $ 350
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 400
??Other expenses: $ 150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425875
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	31.00%	Starting borrower rate/APR:	32.00% / 34.41%	Starting monthly payment:	$304.88

Auction yield range:	17.18% - 31.00%	Estimated loss impact:	19.82%
Lender servicing fee:	1.00%	Estimated return:	11.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	6 / 6	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	14	Length of status:	6y 10m
Amount delinquent:	$0	Revolving credit balance:	$5,363	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	37%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	relentless-funds	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Equipment & Inventory
Purpose of loan:
This loan will be used to?buy business inventory for retail and massage tables for our massage and day spa business.? We are also adding five treatment rooms to the facility and will be using the funds to help pay the general contractor and building materials.? ?

My financial situation:
I am a good candidate for this loan because?I have?diligently paid my bills on time.? My credit history reflects this.? We are entering in this business with a friendly relationship with a hair salon in the same strip mall.? They are going to assist us by allowing us to contact their customer list for business.? I am personally investing $25000 in the business so I have lots of "skin in the game".? This business has been thoroughly researched?and we are committed to make this the best massage and day spa in our town.? We will also have over $20,000 in retail inventory and massage equipment which can serve as a collateral type purpose.? We have plenty of breathing room in our personal expenses so we are set to launch a successful business.????

Monthly net income: $
6500
Monthly expenses: $
??Housing: $ 1150
??Insurance: $ 450
??Car expenses: $ 285
??Utilities: $ 100
??Phone, cable, internet: $?200
??Food, entertainment: $ 700
??Clothing, household expenses $ 300
??Credit cards and other loans: $600
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425881
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.38%	Starting borrower rate/APR:	28.38% / 30.73%	Starting monthly payment:	$394.91

Auction yield range:	11.18% - 27.38%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-1984	Debt/Income ratio:	27%
Credit score:	760-780 (Sep-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	36y 0m
Amount delinquent:	$0	Revolving credit balance:	$1,184	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	26%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	grayeagle7734	Borrower's state:	Michigan	Borrower's group:	Vets helping Vets
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	31 ( 100% )	760-780 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	0 ( 0% )	740-760 (Jul-2009) 760-780 (Feb-2007)
Principal balance:	$2,430.41	1+ mo. late:	0 ( 0% )
Total payments billed:	31
Description
need dapendable transportation
Purpose of loan:
This loan will be used to? replace an old truck with a dependable car

My financial situation:
I am a good candidate for this loan because?? i have a good fixed income , social? security and 100% veteran compensation?. . my frist loan is almost paid off??? 5months left , , never late on any bills.? thank you, for your concideration
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425891
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jan-1997	Debt/Income ratio:	35%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	1 / 1	Employment status:	Retired
Now delinquent:	0	Total credit lines:	4	Length of status:	8y 10m
Amount delinquent:	$0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	courageous-note	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
private matter for family needs
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? I pay my bills promptly and have no bills except rent, utilities and life insurance, Family members will help me make the payment.

Monthly net income: $935

Monthly expenses: $
??Housing: $325
??Insurance: $ 30
??Car expenses: $ 0
??Utilities: $100
??Phone, cable, internet: $ 15
??Food, entertainment: $ 120
??Clothing, household expenses $ 15
??Credit cards and other loans: $0
??Other expenses: $ 15
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425893
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	3.18%	Starting borrower rate/APR:	4.18% / 6.22%	Starting monthly payment:	$740.10

Auction yield range:	3.18% - 3.18%	Estimated loss impact:	1.49%
Lender servicing fee:	1.00%	Estimated return:	1.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1990	Debt/Income ratio:	8%
Credit score:	860-880 (Sep-2009)	Current / open credit lines:	9 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	0y 8m
Amount delinquent:	$0	Revolving credit balance:	$3,404	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	8%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	point-master	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Repairing Flood Damage
Purpose of loan:
This loan will be used to?install waterproofing in my basement, replace carpeting, repair damaged stucco and replace the roof

My financial situation:
I am a good candidate for this loan because?I have no other debts except for the house and i make very good money.? I own my cars and have no other oustanding debts.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 425899
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$429.74

Auction yield range:	14.18% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-1990	Debt/Income ratio:	41%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	17 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	47	Length of status:	13y 1m
Amount delinquent:	$0	Revolving credit balance:	$5,698	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	Godbless	Borrower's state:	Missouri	Borrower's group:	Christian Opportunities
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	32 ( 55% )	680-700 (Latest)
Principal borrowed:	$8,300.00	< mo. late:	26 ( 45% )	600-620 (Oct-2007) 540-560 (Aug-2006)
Principal balance:	$2,696.85	1+ mo. late:	0 ( 0% )
Total payments billed:	58
Description
Paying Off Higher Interest Loans
My current salary is $49,250.00 and I have?been employed full-time as a government secretary with the same company for over 13 years.? I am working very hard towards eliminating my higher interest debts.? I would like to consolidate some of my current higher interest debts with a lower interest Prosper loan so that I can get out of debt even sooner.??I have some types of loans similar to Cash Call with tremendous interest rates and I am applying for a second Prosper loan to consolidate these loans.? This Prosper loan will not be used for new debt, but to only pay off my existing higher interest debt.? I consistently pay my debts and this loan will be paid in full.? This loan would truly be a blessing in my life.

My mortgage was recently refinanced through Chase with the special program available to current home owners, so my mortage amount is $387.00 per month, insurance is $43.81 per month, taxes are $55.00 per month.

My car payment is $359.63, insurance is $82.00.

My credit card bills are approximately $550.00 per month.

The existing loan I have with Prosper is $229.24 per month and will be paid in full in 10 months.

Thanks to all of you lenders and God bless.? My goal is to also become a lender in the near future.?

Information in the Description is not verified.